Exhibit 10.36

AMENDMENT NO. 9, dated as of January 10, 2010,
to that Employment Agreement dated April 1, 2002 (the "Agreement")
by and between David Bonnett (the "Executive") and
AMERICAN MEDIA, INC. (the "Company").

Effective as of the date first written above, the Agreement is hereby amended as follows:

1.    Paragraph 3 of the Employment Agreement is hereby deleted and the following substituted therefore:

Base Salary. Effective April 1, 2010 during Executive's employment with the Company, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $250,000.00 (Two Hundred Fifty Thousand Dollars and Zero Cents), payable in regular installments in accordance with the Company's usual payment practices.

2.    The following shall be added to Paragraph 4 of the Employment Agreement:

Digital Media EBITDA/Revenue Bonus. Executive will be eligible to participate in a Digital Media EBITDA/Revenue incentive plan effective for FY11. Such plan will be presented to Executive prior to the start of FY11.

All other terms and conditions of Your Employment Agreement and any subsequent amendments of that Employment Agreement shall remain in full force and effect (unless modified above).

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 9 as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ David Pecker
David Pecker

/s/ David Bonett
David Bonnett